ALL-INCLUSIVE PROMISSORY NOTE SECURED BY
                            ALL-INCLUSIVE TRUST DEED


                                                            Salt Lake City, Utah
$770,000.00

     1. In installments as herein stated, for value received, I/we Gateway Distributors, Ltd., hereinafter referred to as "Maker", promise to pay to Terry
D. Nielsen and Laniel S. Nielsen, hereinafter referred to as "Holder", or order at Stockton, California, the sum of Seven Hundred Seventy Thousand and No/100 Dollars ($770,000.00) with interest from June 30, 2006 on unpaid principal at the rate of 9.74% per annum, said principal and interest being payable as follows:

     Fourteen (14) monthly installments of Six Thousand Two Hundred Fifty and No/100 ($6,250.00) on the 15th day of each month commencing July 15, 2006 and continuing through September 15, 2007 and the unpaid principal and interest are all due and payable on or before September 30, 2007. A late payment penalty of 10% of any payment due shall be assessed against the Maker if said payment has not been received by Holder within five (5) days of the due date. Each payment shall be credited first to any late payments due, then to accrued interest due and the remainder to principal.

     2. The total principal amount of this Note includes the unpaid principal balance of any existing Promissory Note(s) ("Senior Note(s)") secured by Trust Deed(s), or any Mortgages. Such Trust Deeds and Mortgage(s) are hereinafter collectively referred to as "Senior Encumbrance(s)". The Senior Note(s) and/or Mortgage(s) is/are more particularly described as follows:

     A. A Promissory Note/Mortgage in an original principal amount of $356,435.00 dated August 11, 2004. There is an unpaid principal balance of approximately $350,000.00.

     3. Maker, at his option at any time, may prepay the amounts required herein, provided, however:

     A. Maker shall designate at the time the prepayment is made whether the prepayment shall be credited to unpaid principal or in prepayment of future installments due under this Note and,

     B. In the event that Holder is required under the terms of this Note or the All-Inclusive Trust Deed securing this Note, to make prepayments on the Senior Note(s) as a direct result of any prepayment(s) on this Note by Maker, and Holder thereby incurs a prepayment penalty under the Senior Note(s), then in such event, Maker agrees to pay to Holder, on demand, the full amount of such prepayment penalty. Any prepayment penalties so said by Maker shall not reduce the unpaid balance of this Note.

     4. When all the sums payable pursuant to the terms of this Note and the All-Inclusive Deed of Trust securing this Note have been paid in full, Holder shall (1) immediately pay all remaining sums to be paid under the terms of the Senior Note(s) and


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
Senior Encumbrance(s), and (2) surrender this Note to Maker marked paid in full and execute and deliver to the Trustee a Request for Full Reconveyance of the All-Inclusive Trust Deed securing this Note.

     5. Provided Maker is not in default under any terms of this Note or the All-Inclusive Deed of Trust securing this Note, Holder shall pay when due all installments required under the terms of the Senior Note(s) and Senior Encumbrance(s). In the event of any default by Maker under any terms of this Note or the All-Inclusive Trust Deed securing this Note, Holder's obligation to make payments on the Senior Note(s) shall be deferred until any such default is cured. All penalties, charges and other expenses incurred under the Senior Note(s) and the Senior Encumbrance(s) as a result of any such default by Maker shall be added to the principal amount of the Note and shall be immediately payable by Maker to Holder. Should Holder default in making any payment(s) on the Senior Note(s) as required herein, Maker may make said payment(s) directly to Holder(s) of such Senior Note(s); any and all payments so made by Maker shall be credited to this Note.

     6. When all sums due pursuant to the terms of this Note and the All-Inclusive Trust Deed securing this Note, at any time, is equal to or less than the unpaid balance of principal and interest then due under the terms of the Senior Note(s), then:

     A. Upon (i) assumption by Maker of the Senior Note(s) and (II) release of Holder from all liabilities and obligations on the Senior Note(s) and Senior Encumbrance(s), Maker, at his option , may request and shall receive from Holder, cancellation and delivery of the Note, and Holder shall execute and de3liver to the Trustee a Request for Full Reconveyance of the All-Inclusive Trust Deed securing this Note; or

     B. Even in the absence of assumption and release under sub-section A above, Holder, at his option, may cancel this note and deliver same to Maker and execute and deliver to Trustee a Request for Full Reconveyance of the All-Inclusive Trust Deed securing this Note; or

     C. In the event neither Holder nor Maker exercised the options provided in A and B of this section, and this Note and the All-Inclusive Trust Deed securing this Note therefore remain in effect, then the payments and interest rate shown in section 1 of this Note, to the extent they differ from the Senior Note(s) shall immediately and automatically be adjusted to equal the payments and interest rate then required under the Senior Note(s), and Maker , in addition to such adjustment payments, shall also pay a monthly servicing fee to Holder of an amount equal to five percent (5%) if such adjusted monthly payments.

     7. Holder shall have no further obligation under the terms of this Note or the All-Inclusive Trust Deed securing this Note, after: (1) foreclosure by Holder or his Trustee of the All-Inclusive Deed of Trust securing this Note.

     8. In the event the Holder(s) of the Senior Note(s) is entitled to any remedy pursuant to any due on sale, non-alienation, or non-assumption provision as a result of the execution of this Note and/.or any document(s) related hereto, the entire unpaid balance


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
of the Note, without further notice, shall become immediately due and payable thirty days following written notice to the Maker of this Note of the intent of the Holder(s) of the Senior Note(s) to the extent any such remedy.

     9. In the event that any payment under this Note is not made, or any obligation provided to be satisfied or performed under this Note or the All-Inclusive Trust Deed securing this Note is not satisfied or performed at the time and in the manner required, Holder, at his option and without notice or demand, may declare the entire principal balance, all amount of accrued interest and all other amounts then due under the terms of this Note and the All-Inclusive Trust Deed securing this Note immediately due and payable.

     10. In the event that any payment under this Note is not made, or any obligation provided to be satisfied or performed under this Note or the All-Inclusive Trust Deed securing the Note is not satisfied or performed at the time and in the manner required, the defaulting party shall pay any and all costs and expenses (regardless of the particular nature thereof and whether or not incurred in connection with the exercise of the power of sale provided for in the All-Inclusive Trust Deed securing this Note) which may be incurred by the Maker or Holder hereof in connection with the enforcement of nay rights under this Promissory Note, including, without limitation, court costs and reasonable attorney's fees.

     11. The maker and endorser hereof waive presentment for payment, protest, demand, notice of protest, notice of dishonor and notice of nonpayment and expressly agree that this Note or any payment hereunder may be extended from time to time by Holder hereof without in any way affecting the liability such parties. No course of dealing between the Maker and Holder in exercising any rights hereunder shall operate as a waiver of rights of Holder.

     12. This Note shall inure to the benefit of and shall be binding upon respective successors and assigns of the Maker and Holder.

     13. This Note shall be construed in accordance with the laws of the State of Utah.

     14. In this Note, whenever the context requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

     15. This Note is secured by an All-Inclusive Trust Deed of even date herewith.

Dated as of June 30, 2006               Gateway Distributors, Inc.


                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------


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
     The undersigned hereby accept(s) the foregoing All-Inclusive Promissory Note and agree(s) to perform each and all of the terms thereof on the part of the Holder to be performed.

Executed as of June 30, 2006.


                                        ----------------------------------------
                                        Terry  D.  Nielsen


                                        ----------------------------------------
                                        Laniel  S.  Nielsen


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